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                                     EXHIBIT 23.1

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                                     EXHIBIT 23.1




THE BOARD OF DIRECTORS
INPUT/OUTPUT, INC.:




We consent to incorporation by reference in the registration statements (No. 33-54394, No. 33-46386, No. 33-50620 and No. 33-85304) on Form S-8 of Input/Output,
Inc. of our report dated June 26, 1996, relating to the consolidated balance sheets of Input/Output, Inc. and subsidiaries as of May 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended May 31, 1996, which report appears in the May 31, 1996 annual report on Form 10-K of Input/Output, Inc.

                                    /s/  KPMG Peat Marwick LLP


Houston, Texas
July 18, 1996